Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES

SPECIAL DIVIDEND OF AMC PREFERRED EQUITY UNITS

LEAWOOD, KANSAS – August 4, 2022: AMC Entertainment Holdings, Inc. (NYSE: AMC) (the “Company,” or “AMC”), announced today that it has declared a special dividend of one AMC Preferred Equity unit (an “AMC Preferred Equity Unit”) for each share of AMC Class A common stock, par value $0.01 per share (the “Common Stock”), outstanding at the close of business on August 15, 2022. The special dividend is expected to be paid at the close of business on August 19, 2022.

The Company has applied to list its AMC Preferred Equity Units on the New York Stock Exchange (“NYSE”) under the symbol “APE” starting August 22, 2022 and each AMC Preferred Equity Unit is designed to have the same economic and voting rights as one share of Common Stock.

The AMC Preferred Equity Units can convert into Common Stock, but only if the Company proposes and investors vote to approve an increase in the number of authorized shares of Common Stock, in an amount at least sufficient to permit the conversion of the AMC Preferred Equity Units into Common Stock (through a “Common Stock Amendment”).

Regarding the dividend, Adam Aron, AMC Entertainment Chairman and CEO commented, “Today we are rewarding and recognizing our passionate and supportive shareholders, both to our shareholders in the U.S. and internationally, with a dividend of AMC Preferred Equity units that will trade on the NYSE under the ticker symbol APE. Shareholders will receive one AMC Preferred Equity unit for each company issued share of AMC common stock that they own. This means that based on our 516,820,595 shares outstanding, we will be issuing a dividend of 516,820,595 AMC Preferred Equity units.”

Aron added, “The issuance only to our shareholders of tradable AMC Preferred Equity units clarifies who is included in our current shareholder base, and provides another avenue for our investors to participate in the ongoing recovery and growth of AMC.”

Aron emphasized, “The dividend of AMC Preferred Equity units exclusively to our shareholders in our opinion is perhaps the single biggest action we will take in all of 2022 to fundamentally strengthen AMC for the long term. This new AMC Preferred Equity gives AMC a currency that can be used in the future to strengthen our balance sheet, including by paying down debt or raising fresh equity. As a result, this dramatically lessens any near-term survival risk for AMC, as we continue to work our way through this pandemic. It also can provide AMC with added capital enabling us to seek investment opportunities that could create significant shareholder value and could be transformative in nature. All of this is not good news for those who may be rooting against AMC.”

Aron continued, “As a show of appreciation of our shareholders, and to celebrate this AMC Preferred Equity unit dividend, AMC will be issuing an exclusive “I OWN APE” NFT. All 765,000 current AMC Investor Connect members, and new members who join by August 31, 2022, will be eligible to receive for free this unique NFT to symbolize ownership of the new AMC Preferred Equity unit security. In addition, based on the popularity of the original “I OWN AMC” NFT issued in January of 2022, AMC Investor Connect current members and new members who have joined by August 31, 2022 also will be entitled to receive an updated version of the original “I OWN AMC” NFT, again gratis with our compliments.”

Aron concluded, “This AMC Preferred Equity unit dividend has tremendous potential to create meaningful value for both AMC and for our shareholders as we continue on our glidepath to recovery and transformation into the new AMC – bigger, bolder, and stronger than ever before.”

The issuance of AMC Preferred Equity Units is made possible by the authorization approved by shareholders to issue AMC Preferred Equity in 2013. Each AMC Preferred Equity Unit is a depositary share and represents an interest in one one-hundredth (1/100th) of a share of the Company’s Series A Convertible Participating Preferred Stock (the “Preferred Stock”). Each share of Preferred Stock in turn is potentially convertible into one hundred (100) shares of Common Stock.

If the Common Stock Amendment is adopted by shareholders, each AMC Preferred Equity Unit will convert into one share of Common Stock and such Common Stock will be distributed upon conversion to holders of AMC Preferred Equity Units on a one-to-one basis (one share of Common Stock for each AMC Preferred Equity Unit held).

The record date for the AMC Preferred Equity Unit dividend is the close of business on August 15, 2022. However, the AMC Preferred Equity Unit dividend is expected to be paid as of the close of business on August 19, 2022. The NYSE has established August 22, 2022 as the ex-dividend date. If an investor sells our Common Stock before the ex-dividend date of August 22, 2022, that investor will not be entitled to the AMC Preferred Equity Unit dividend on the shares that are sold. Alternatively, if investors buy our Common Stock before the ex-dividend date August 22, 2022, they will be entitled to receive the AMC Preferred Equity Unit dividend on the shares purchased. Investors who trade during this period should consult with their broker.

Trading of the AMC Preferred Equity Units will commence on August 22, 2022 (the ex-dividend date) and at that time AMC shares will no longer be entitled to receive the AMC Preferred Equity Unit dividend. Investors should note that on the ex-dividend date (August 22, 2022) the price of AMC Common Stock is likely to decline to reflect the fact that the shares purchased on or after such date will no longer be entitled to the dividend.

For additional information about the AMC Preferred Equity Units, the Preferred Stock and the convertibility of the Preferred Stock into Common Stock, please visit the Company’s website at http://investor.amctheatres.com/stock-information/APE-Dividend-Info and refer to the Company’s current report on Form 8-K filed today with the Securities and Exchange Commission. The descriptions of the AMC Preferred Equity Units and the Preferred Stock are qualified by reference to the Form 8-K disclosures and exhibits.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 950 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about AMC’s beliefs and expectations, are forward-looking statements. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding future shareholder distributions, the listing of the AMC Preferred Equity Units on the NYSE for trading and the Common Stock Amendment, future balance sheet strengthening, including debt repayments, future capital and investment opportunities, potential shareholder value and potential recovery and transformation.

Additional factors, including developments related to COVID-19, that may cause results to differ materially from those described in the forward-looking statements are set forth under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the U.S. Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Source: AMC Entertainment Holdings, Inc.